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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated February 15, 1996 accompanying the financial statements and schedules of Commander Aircraft Company included in the Annual Report on Form 10-K for the year ended December 31, 1995 which are incorporated by reference in the Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                                                /s/ GRANT THORNTON LLP

                                                GRANT THORNTON LLP

Oklahoma City, Oklahoma
September 6, 1996